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                                                               Exhibit 1-A(8)(j)

                                     FORM OF

                                  AMENDMENT TO

                             PARTICIPATION AGREEMENT

                                      Among

                      VARIABLE INSURANCE PRODUCTS FUND II,

                        FIDELITY DISTRIBUTORS CORPORATION

                                       and

                     KEMPER INVESTORS LIFE INSURANCE COMPANY


                  THIS AMENDMENT, made and entered into as of the 1st day of May, 1998, is made a part of the PARTICIPATION AGREEMENT (hereinafter the "Agreement"), made and entered into as of the 1st day of May, 1996 by and among KEMPER INVESTORS LIFE INSURANCE COMPANY (hereinafter the "Company"), an Illinois corporation, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended from time to time (each such account hereinafter referred to as the "Account"), and the VARIABLE INSURANCE PRODUCTS FUND II, an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (hereinafter the "Fund") and FIDELITY DISTRIBUTORS CORPORATION (hereinafter the "Underwriter"), a Massachusetts corporation.

                  WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (hereinafter the "1940 Act") and its shares are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and

                  WHEREAS, the beneficial interest in the Fund is divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets, any one or more of which may be made available under the Agreement (each such series hereinafter referred to as a "Portfolio"); and

                  WHEREAS, the Company has registered certain variable life contracts under the 1933 Act; and

                  WHEREAS, the Company has organized a segregated asset account, established by resolution of the Board of Directors of the Company, to set aside and invest assets attributable to the aforesaid variable life contracts, and has registered such Account as a unit investment trust under the 1940 Act; and


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                  WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios on behalf of the Account to fund certain of the aforesaid variable life contracts and the Underwriter is authorized to sell such shares to unit investment trusts such as the Account at net asset value; and

                  WHEREAS, the Company, the Fund and the Underwriter thereby desire to amend the AGREEMENT to effect such changes;

                  NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Underwriter hereby agree as follows:

                  1. Schedule A Separate Accounts and Associated Contracts to the AGREEMENT is hereby deleted in its entirety and replaced with the attached new Schedule A (As amended May 1, 1998) Separate Accounts and Associated Contracts.

                  2. SCHEDULE C to the AGREEMENT is hereby deleted in its entirety and replaced with the attached new SCHEDULE C (As amended May 1, 1998).

                  3. Except as amended hereby by this AMENDMENT, all other provisions, conditions and terms of the AGREEMENT shall continue in full force and effect.

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date first specified above.


                  KEMPER INVESTORS LIFE INSURANCE COMPANY


                  By:________________________________________________
                           Otis R. Heldman, Jr., Marketing Officer


                       [Signatures Continued on Next Page]

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                  VARIABLE INSURANCE PRODUCTS FUND II


                  By:________________________________________________
                           Robert C. Pozen, Senior Vice President


                  FIDELITY DISTRIBUTORS CORPORATION


                  By:________________________________________________
                           Kevin J. Kelly, Vice President



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                                   Schedule A
                            (As amended May 1, 1998)

                   Separate Accounts and Associated Contracts


Name of Separate Account and            Policy Form Numbers of Contracts Funded
Date Established by Board of Directors  by Separate Account

KILICO Variable Annuity Separate        Kemper Advantage III (Policy Form Series
Account (May 29, 1981)                  L-1000)

KILICO Variable Separate Account        Kemper Power V (Policy Form Series
(January 22, 1987)                      S-6003)


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                                   SCHEDULE C
                            (As amended May 1, 1998)


Other investment companies currently available under variable annuities or variable life insurance issued by the Company:


          Kemper Advantage III

Investors Fund Series (formerly Kemper Investors Fund)
          Kemper Money Market Portfolio
          Kemper Total Return Portfolio
          Kemper High Yield Portfolio
          Kemper Growth Portfolio (formerly Equity Portfolio)
          Kemper Government Securities Portfolio Kemper International Portfolio Kemper Small Cap Growth Portfolio (formerly Small Capitalization
           Equity Portfolio)
          Kemper Investment Grade Bond Portfolio
          Kemper Small Cap Value Portfolio
          Kemper Contrarian Value Portfolio (formerly Value Portfolio)
          Kemper Horizon 5 Portfolio
          Kemper Horizon 10+ Portfolio
          Kemper Horizon 20 + Portfolio
          Kemper Value & Growth Portfolio

Janus Aspen Series
          Aggressive Growth Portfolio
          Growth Portfolio
          Worldwide Growth Portfolio
          Balanced Portfolio
          Short-Term Bond Portfolio

Lexington Natural Resources Trust

Lexington Emerging Markets Fund

Fidelity Insurance Products Fund
         Equity-Income Portfolio
         Growth Portfolio


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                                   SCHEDULE C
                            (As amended May 1, 1998)
                                   (Continued)

          Kemper Power V

Investors Fund Series (formerly Kemper Investors Fund)
          Kemper Money Market Portfolio
          Kemper Total Return Portfolio
          Kemper High Yield Portfolio
          Kemper Growth Portfolio
          Kemper Government Securities Portfolio
          Kemper International Portfolio
          Kemper Small Cap Growth Portfolio

American Skandia Trust
          Lord Abbett Growth and Income Portfolio
          JanCap Growth Portfolio
          T. Rowe Price International Equity Portfolio
          T. Rowe Price Asset Allocation Portfolio
          Founders Capital Appreciation Portfolio
          INVESCO Equity Income Portfolio
          PIMCO Total Return Bond Portfolio
          PIMCO Limited Maturity Bond Portfolio
          Neuberger & Berman Mid-Cap Growth Portfolio

Fidelity Variable Insurance Products Fund
          Equity-Income Portfolio
          High Income Portfolio

Fidelity Variable Insurance Products Fund III
          Growth Opportunities Portfolio

Scudder Variable Life Investment Fund
          International (B-Shares) Portfolio
          Growth and Income (B-Shares) Portfolio



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